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                                                                    Exhibit 10.1

THIS IS AN ADDENDUM TO THE CONTRACT OF EMPLOYMENT OF ANDRES BANDE AND FLAG LIMITED DATED 11 DECEMBER 1997 ("THE CONTRACT")


Dear Andres:

EXECUTIVE RETENTION PROGRAM ("THE PROGRAM")

The purpose of the Program is to retain executives who are critical to maintaining the ongoing operations of FLAG Telecom Holdings Limited and its group companies.

You will become entitled to a sum of US$1.25 million minus applicable tax withholding (the "RETENTION PAYMENT AMOUNT") on 9 April 2002 (the "PAYMENT DATE").

Furthermore, you will be entitled to 1.5% of the Enterprise Value (as defined in the William M. Mercer Report addressed to John Draheim, "Enterprise value is defined as Working Capital + Market Value of Debt + Market Value of Equity") of FLAG Telecom Holdings Limited and its group companies over a threshold of US$150 million at the time a restructuring plan is decided by the Court in the context of the current restructuring of FLAG Telecom Holdings Limited.

If you terminate your employment with FLAG or give notice to terminate your employment with FLAG prior to the decision on a restructuring plan by the Court then you will repay the net Retention Payment Amount to FLAG immediately.

Furthermore, in respect of termination of your employment with FLAG without cause by FLAG or due to your death or disability, Clause 5(b)(i)(A) of the Contract is hereby varied to state as follows:

         (A) shall receive a lump sum payment in an amount calculated by multiplying by 2 the Executive's annual Base Salary (US$450,000) and maximum Annual Incentive Bonus (US$900,000) which amounts to US$2.7 million.

In respect of voluntary resignation of your employment with FLAG, Clause 5(c) of the Contract is hereby amended as follows:

         If Executive provides notice of resignation effective after 31 December 2003, he shall be entitled to the lump sum payment indicated in Clause 5(b)(i)(A) as amended.

Finally, each of FLAG Limited, FLAG Telecom Holdings Limited and you agree that the Contract is hereby assigned to FLAG Telecom Holdings Limited by FLAG Limited.

If you agree to these revised terms please sign and return to me the attached copy of this agreement.

/s/ Adnan Omar                           /s/ Andres Bande
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ADNAN OMAR         DATE  April 9, 2002   ANDRES BANDE        DATE  April 9, 2002
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FOR AND ON BEHALF OF FLAG TELECOM
HOLDINGS LIMITED BY RESOLUTION OF THE
BOARD OF DIRECTORS ON 4 APRIL 2002

/s/ Ed McCormack
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ED MCCORMACK       DATE  April 9, 2002
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FOR AND ON BEHALF OF FLAG LIMITED